Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated April 12, 2016 (December 14, 2016 as to Notes 2(aa)(i), 8, 11 and 24), relating to the consolidated financial statements and financial statement schedules of Melco Crown Entertainment Limited and its subsidiaries (the “Company”) (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the retrospective adoption of the authoritative guidance on the presentation of debt issuance costs which was adopted by the Company on January 1, 2016) as of December 31, 2014 and 2015 and for the years ended December 31, 2013, 2014 and 2015, and our report dated April 12, 2016 relating to the effectiveness of the Company’s internal control over financial reporting as of December 31, 2015, appearing in Form 6-K furnished to the SEC on December 14, 2016.

We also consent to the reference to us under the heading “Experts” in the prospectus, which is part of such Registration Statement.

/s/ Deloitte Touche Tohmatsu

Hong Kong
December 14, 2016